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                                                                      EXHIBIT 23


Board of Directors
Ohio State Financial Services, Inc.
435 Main Street
Bridgeport, OH 43912


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our report dated January 7, 2000, on the financial statements of Ohio State Financial Services, Inc., as of December 31, 1999 and 1998, and for the three years in the period ended December 31, 1999, appearing in Ohio State Financial Services, Inc.'s annual Form 10-KSB.



/s/ S.R. Snodgrass, A.C.

Wheeling, West Virginia
March 23, 2000